SCHEDULE 3.13
TO THE CREDIT AGREEMENT

CAPITALIZATION AND SUBSIDIARIES

Subsidiaries	Jurisdiction of	% of
	Incorporation	Ownership*
Audiovox Accessories Corp.	Delaware	100%
Batteries.com, LLC	Indiana	100%**
Technuity, Inc.	Indiana	100%**
Audiovox Electronics Corporation	Delaware	100%
Code Systems, Inc.	Delaware	100%***
Audiovox Consumer Electronics Inc.	Delaware	100%
American Radio Corp.	Georgia	100%

*Audiovox Corporation is parent unless otherwise indicated.
**Audiovox Accessories Corporation is the parent.
***Audiovox Electronics Corporation is the parent.
****None of these subsidiaries is a Material Foreign Subsidiary